AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 10th day of December, 2009, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series to the Advisor Series Trust:

Exhibit U, the fund and fees of the Niemann Tactical Return Fund, is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit U to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

Name of Series	Date Added
Niemann Tactical Return Fund	on or after February 26, 2010

Multiple Series Trust FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES FEE SCHEDULE at December, 2009
Domestic Funds
Annual Fee Based Upon Market Value Per Fund*
        ___ basis points on the first $_____
        ___ basis points on the next $_____
        ___ basis points on the balance
Minimum annual fee:  $_____ per fund
International/Global Funds
Annual Fee Based Upon Market Value Per Fund*
___ basis points on the first $_____
___ basis points on the next $_____
___ basis points on the next $_____
___ basis points on the balance
Minimum annual fee:  $_____ per fund
Advisor Information Source Web Portal
▪ $_____ /fund per month
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed
SEC §15(c) Reporting
▪ $_____ /fund per report – first class
▪ $_____ /additional class report
Multiple Classes
Add the following for each class beyond the first class:
▪ ___ basis point at each level
▪ $_____ /class minimum
Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, and conversion expenses (if necessary).
Additional Services
Available but not included above are the following services – legal administration, daily fund compliance testing, and daily performance reporting.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
Niemann Capital Management Inc.

By:    /s/ Mark Peixoto

Printed Name:   Mark Peixoto      Title:  CEO

Date:  3/22/2010

Exhibit U (continued)
to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

Multiple Series Trust CHIEF COMPLIANCE OFFICER SERVICES FEE SCHEDULE at December, 2009

Annual Fees (Per Advisor Relationship/Fund)*
First Year
$_____ - $_____ up to $_____
$_____ - $_____ up to $_____
$_____ - $_____ up to $_____
$_____ - $_____ or more

Second Year and Thereafter
$_____ - $_____ up to $_____
$_____ - $_____ up to $_____
$_____ - $_____ up to $_____
$_____ - $_____ or more

Additional Fees
▪ $_____ /additional fund
▪ $_____ /load fund
▪ $_____ /sub-advisor per fund
▪ $_____ for non-USBFS service providers or complex securities/strategies

Out-Of-Pocket Expenses
Including but not limited to CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedule above.
Niemann Capital Management Inc.

By:    /s/ Mark Peixoto

Printed Name:   Mark Peixoto      Date:  3/22/2010

Title:  CEO

Exhibit U (continued)
to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at December, 2009

Additional Legal Services
▪ Subsequent new fund launch – $_____ /project
▪ Subsequent new share class launch – $_____ /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements

Daily Pre- and Post-Tax Performance Reporting
▪ Performance Service – $_____ /CUSIP per month
▪ Setup – $_____ /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $_____ setup /FTP site

Daily Compliance Services (Charles River)
▪ Base fee – $_____ /fund per year
▪ Setup – $_____ /fund group
▪ Data Feed  – $_____ /security per month

Advisor’s Signature below acknowledges approval of the fee schedule above.

Niemann Capital Management Inc.

By:    /s/ Mark Peixoto

Printed Name:   Mark Peixoto

Title:  CEO                                         Date:  3/22/2010